                                                                      Exhibit 15

BKD LLP

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

We are aware that our reports  dated  October 17, 2008,  August 13, 2008 and May
15,  2008 on our  reviews of interim  financial  information  of Blue Valley Ban
Corp.  for the periods  ended,  September 30, 2008,  June 30, 2008 and March 31,
2008  and  included  in the  Company's  quarterly  report  on Form  10-Q for the
quarters  then  ended  are  incorporated  by  reference  in  this   registration
statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should  not be  considered  a part of the  registration  statement  prepared  or certified by us within the meaning of Sections 7 and 11 of that Act.

                                                        /s/ BKD LLP

Kansas City, Missouri
November 10, 2008